Exhibit 10.1

AMENDMENT AND WAIVER

TO

SECURITIES PURCHASE AGREEMENT

This Amendment and Waiver (this “Amendment”), dated as of July 2, 2012, is made to the Securities Purchase Agreement, dated as of February 22, 2011 (the “Purchase Agreement”), between PLC Systems Inc., a Yukon Territory corporation (the “Company”) and GCP IV LLC (the “Holder”).  The Holder is the “Purchaser” under the Purchase Agreement.  Terms used as defined terms herein and not otherwise defined shall have the meanings provided therefor in the Purchase Agreement.

WHEREAS, Section 2.1(b) of the Purchase Agreement provides that, at the sole discretion of the Holder, the Company shall sell, and the Holder shall purchase, an aggregate of $1,000,000 of principal amount of Debentures at the Second Closing, irrespective of the Company meeting the Second Closing Corporate Milestones;

WHEREAS, the Company and the Holder wish to amend and waive certain terms and conditions of the Transaction Documents pursuant to the terms hereof;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Holder agree as follows:

1.                                       Waivers.

(a)                                  Waiver of Notice Requirement for Second Closing.  The Company hereby agrees to waive the 15 Trading Day notice requirement set forth in Section 2.1(b) of the Purchase Agreement.

(b)                                 Waiver of Second Closing Corporate Milestones.  The Holder hereby acknowledges that the Company has not met the Second Closing Corporate Milestones set forth in Section 2.3(b)(v) of the Purchase Agreement.  As such, the Holder hereby expressly waives the requirement that the Company has met the Second Closing Corporate Milestones in order to consummate the Second Closing.  The Second Closing shall occur on July 2, 2012.

(c)                                  Waivers of Defaults.  The Holder hereby acknowledges that since the First Closing the Company has failed to perform certain obligations under the Transaction Documents and that certain schedules to the Transaction Documents failed to set forth certain correct or necessary information, all as set forth on Schedule 1(c) attached hereto.  As such, the Holder hereby expressly waives each default or Event of Default under any Transaction Document resulting from one or more of the failures set forth on Schedule 1(c).

2.                                       Amendments to Purchase Agreement.

(a)                                  Definition of Exempt Issuance.  The Holder hereby confirms that the issuance of up to 2,500,000 shares of Common Stock to JFS Investments, Inc. and Garden State Securities, Inc. constitute an “Exempt Issuance” (as defined in the Purchase Agreement).  As such, the definition of “Exempt Issuance” in the Purchase Agreement shall be amended to add the following clause (e):

“, and (e) the issuance of up to 2,500,000 shares of Common Stock, in the aggregate, to JFS Investments, Inc. and Garden State Securities, Inc.”

(b)                                 Change in Address.  The Company and the Holder agree that the address for notices and the principal place of business of the Company and PLC Medical Systems, Inc. changed on or about August 1, 2011 from 10 Forge Park, Franklin, Massachusetts 02038 to 459 Fortune Boulevard, Milford, Massachusetts 01757.  As such all references in the Transaction Documents, including any schedule thereto, to 10 Forge Park, Franklin, Massachusetts 02038 shall be amended to refer instead to 459 Fortune Boulevard, Milford, Massachusetts 01757.

(c)                                  Disclosure Schedules.  The Company and the Holder agree that changes after the First Closing require the updating of the following disclosure schedules to the Transaction Documents (the “Updated Disclosure Schedules”):

Section 3.1(n) of the Disclosure Schedules

Section 3.1(s) of the Disclosure Schedules

Schedule A to the Security Agreement

Schedule J to the Security Agreement

Schedule 1 to the Subsidiary Guarantee

As such, the Company and the Holder agree that the Updated Disclosure Schedules are amended to read in their entirety as set forth in Schedule 2(e) attached hereto.

(d)                                 Intellectual Property.  Since the date of the Purchase Agreement the Company has filed two additional patents applications, as set forth on Schedule 2(f) (the “New Patents”).  As such, Exhibit A to the Grant of Security Interest in Patents and Trademarks, dated as of February 22, 2011 (the “Grant”) shall be amended to include the New Patents.  Any and all references to Patents in the Grant shall include the New Patents.  Furthermore, any additional patents or patent applications applied for or acquired by the Company shall be automatically included as part of Exhibit A to the Grant and no further action shall need to be taken by either party.

(e)                                  Form of Debenture.  The Company and the Purchaser agree that the initial conversion price set forth in Section 4(b) of the Debentures issued in the Second Closing shall be $0.10.  As such, footnote number 4 to the form of Debenture attached as Exhibit A to the Purchase Agreement shall be amended to read as follows:

“For the Debentures issued in the First Closing and the Second Closing, Conversion Price is $0.10; For the Debentures issued in the Third Closing, the Conversion Price is the lesser of (i) $0.15 (subject to adjustment for forward and reverse stock splits and the like) and (ii) the average of the VWAPS for the 10 Trading Days immediately prior to the date of the Third Closing, but in no event less than $0.06 (subject to adjustment for forward and reverse stock splits and the like).”

(f)                                    Additional Warrants.  The Company and the Holder agree that, in addition to the Warrants to be issued by the Company at the Second Closing pursuant to Section 2.2(a)(iv) of the Purchase Agreement, the Company shall issue to the Holder Warrants, substantially in the form attached as Exhibit B to the Purchase Agreement, to purchase up to an additional 10,000,000 shares of Common Stock at an exercise price of $0.25 per share.  As such, Section 2.2(a) of the Purchase Agreement shall be amended to add the following subsection (viii):

“(viii) as to the Second Closing, a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 100% of such Purchaser’s Second Closing Subscription Amount divided by the Conversion Price of the Debentures issuable at such Closing, with an exercise price of $0.25 per share, subject to adjustment therein (the “Additional Second Closing Warrants” (such Warrant certificate may be delivered within three Trading Days of the Second Closing Date).  For the avoidance of doubt, the term “Warrants” as used herein shall include the Additional Second Closing Warrants.”

3.                                       Representations and Warranties of the Company.  The Company hereby makes the representations and warranties set forth below to the Holder as of the date of this Amendment:

(a)                                  Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into this Amendment and otherwise to carry out its obligations hereunder.  The execution and delivery of this Amendment by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith.  This Amendment has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)                                 Bring Down.  The Company expressly reaffirms that each of the representations and warranties of the Company set forth in the Purchase Agreement (as supplemented or qualified by the disclosures in any disclosure schedule to Purchase Agreement, as updated through the date of this Amendment), continues to be true, accurate and complete in all material respects as of the date hereof, and except for any representation and warranty made as of a certain date, in which case such representation and warranty shall be true, accurate and complete as of such date, and the Company hereby remakes and incorporates herein by reference each such representation and warranty (as supplemented or qualified by the disclosures in any disclosure schedule to Purchase Agreement, as updated through the date of this Amendment) as though made on the date of this Amendment, except for any representation and warranty made as of a certain date, in which case such representation and warranty is remade as of such date.

4.                                       Representations and Warranties of the Holder.  The Holder hereby makes the representations and warranties set forth below to the Company as of the date of this Amendment:

(a)                                  Bring Down.  The Holder expressly reaffirms that each of the representations and warranties of the Holder set forth in the Purchase Agreement, continues to be true, accurate and complete in all material respects as of the date hereof, and except for any representation and warranty made as of a certain date, in which case such representation and warranty shall be true, accurate and complete as of such date, and the Holder hereby remakes and incorporates herein by reference each such representation and warranty as though made on the date of this Amendment, except for any representation and warranty made as of a certain date, in which case such representation and warranty is remade as of such date.

(b)                                 Status as Purchaser.  The Holder was the Purchaser at the First Closing, and has not assigned, transferred or encumbered any of its rights under the Purchase Agreement or any of the Securities.

5.                                       Fees and Expenses.  At the Second Closing, the Company agrees to reimburse Genesis Capital Advisors LLC $5,000 for its legal fees and expenses in connection herewith.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Amendment.

6.                                       Public Disclosure.  On or before 9:30 am (New York City time) on the first Trading Day immediately following the date hereof, the Company shall file a Current

Report on Form 8-K, reasonably acceptable to the Holder disclosing the material terms of the transactions contemplated hereby and attaching this Amendment as an exhibit thereto.

7.                                       Reference to the Purchase Agreement.  On and after the date hereof, each reference to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Purchase Agreement as amended hereby.  No reference to this Amendment need be made in any instrument or document at any time referring to the Purchase Agreement, a reference to the Purchase Agreement in any such instrument or document to be deemed to be a reference to the Purchase Agreement as amended hereby.

8.                                       Effect on Transaction Documents.  Except as expressly set forth above, all of the terms and conditions of the Purchase Agreement and the Transaction Documents shall continue in full force and effect after the execution of this Amendment and shall not be in any way changed, modified or superseded by the terms set forth herein.  Notwithstanding the foregoing, this Amendment shall be deemed for all purposes as an amendment to the Purchase Agreement as required to serve the purposes hereof, and in the event of any conflict between the terms and provisions of the Purchase Agreement, on the one hand, and the terms and provisions of this Amendment, on the other hand, the terms and provisions of this Amendment shall prevail.

9.                                       Amendments and Waivers. The provisions of this Amendment can be amended or waived in the manner permitted under the Purchase Agreement.

10.                                 Execution. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

11.                                 Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined pursuant to the Governing Law provision of the Purchase Agreement.

12.                                 Entire Agreement.  This Amendment contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

PLC SYSTEMS INC.

		By:	/s/ GREGORY W. MANN
Name: Gregory W. Mann
Title: Chief Financial Officer

Agreed to and Accepted:

PLC MEDICAL SYSTEMS INC.

By:	/s/ GREGORY MANN
Name: Gregory Mann
Title: Vice President

PLC SYSTEMAS MEDICOS INTERNACIONAIS
(DEUTSCHLAND) GMBH

By:	/s/ VINCENT PUGLISI
Name: Vincent Puglisi
Title: Managing Director

[SIGNATURE PAGE OF HOLDER FOLLOWS]

[SIGNATURE PAGE OF HOLDERS TO PLCSF AMENDMENT]

Name of Holder:	GCP IV LLC

Signature of Authorized Signatory of Holder:	/s/ ETHAN BENOVITZ

Name of Authorized Signatory:	Ethan Benovitz

Title of Authorized Signatory:	Managing Member of Manager

Schedule 1(c)

Existing Defaults

1.                                       The Company and its Subsidiaries (collectively, the “Debtors”) may have failed to give timely notice to the Holder and the Agent under the Security Agreement of the relocation of the principal place of business of the Company and PLC Medical Systems, Inc. (and books, records and other Collateral located there) on or about August 1, 2011 from 10 Forge Park, Franklin, Massachusetts 02038 (the “Old Office”) to 459 Fortune Boulevard, Milford, Massachusetts 01757 (the “New Office”).

2.                                       From on or about August 1, 2011 through the date of this Amendment, Schedule A to the Security Agreement incorrectly identified the Old Office instead of the New Office as the principal place of business (and location of books, records and other Collateral) of the Company and PLC Medical Systems, Inc. and failed to indicate that the New Office was not owned by the Company or any of its Subsidiaries.

3.                                       From June 7, 2011 through the date of this Amendment, Schedule J to the Security Agreement failed to include a reference to the Indenture of Lease dated June 7, 2011 between Milford Spec Realty, LLC and PLC Medical Systems, Inc., the lease for the New Office (the “New Lease”).  The Lien under the Security Agreement therefore applies to the New Lease and constitutes a default under the New Lease.

4.                                       Since the First Closing, the Company has timely filed all annual reports on Form 10-K, all quarterly reports on Form 10-Q and its Definitive Proxy Statements.  The Company was late in filing its Form 8-K reports announcing the results of its annual stockholders meetings in 2011 and 2012.

5.                                       The Debtors failed to record (i) with the USPTO the security interest under the Security Agreement in patent application 13/134,398 filed June 6, 2011 and (ii) with the European Patent Office the security interest under the Security Agreement in patent application 10736124.8 filed July 28, 2011 (such patent applications and underlying Intellectual Property, collectively, the “New Intellectual Property”).  The Debtors also failed to give the Agent under the Security Agreement notice of the creation or acquisition of the New Intellectual Property.

Schedule 2(e)

Updated Disclosure Schedules

[see attached]

Disclosure Schedule 3.1(n)

Pursuant to the terms of an External Manufacturing Agreement dated June 4, 2010 by and between PLC Medical System, Inc. (“PLC Medical”) and Cogmedix, Inc. (“Cogmedix”), as security for amounts due to Cogmedix for services rendered to PLC Medical, PLC Medical has granted Cogmedix a security interest in and to and a lien on all of PLC Medical’s property that may be in the possession of Cogmedix.

Liens of banks in deposit accounts of the Company and the Subsidiaries.

Pursuant to the terms of that certain Industrial Lease dated June 7, 2011 by and between PLC Medical and Milford Spec Realty LLC (“Landlord”), PLC Medical has deposited $4,425 with Landlord as a security deposit.

Disclosure Schedule 3.1(s)

Pursuant to an agreement dated January 19, 2010, the Company has paid Natixis Bleichroeder, LLC (“Natixis”) $50,000 and is obligated to pay Natixis an additional $270,000 at the First Closing as a fee for their services in connection with arranging this financing by the Purchasers. The terms of the agreement also provide that the Company may have further financial obligations to Natixis, including the payment of transaction fees to Natixis equal to 8% of the gross amount of funds (if any) paid by the Purchasers to the Company at the Second Closing and Third Closing.

Schedule A

Principal Place of Business of Debtors:

PLC Systems Inc.: 459 Fortune Boulevard, Milford, Massachusetts (not owned)

PLC Medical Systems, Inc.: 459 Fortune Boulevard, Milford, Massachusetts (not owned)

PLC Systemas Medicos Internacionais (Deutschland) GmbH: Borsteler Chaussee 55, D-22453 Hamburg, Germany (not owned)

Locations Where Collateral is Located or Stored:

459 Fortune Boulevard, Milford, Massachusetts

Name	Address	City	State	Contents
Phase 2 Medical Manufacturing, Inc.	88 Airport Drive	Rochester	NH	Misc. plastic parts to build to RG sets
Cogmedix	70 Hartwell St.	W. Boylston	MA	Misc. plastic parts to build to RG consoles
York Imperial Plastics	718 Country Road	York	PA	MD00039 & 40 Plastic enclosure molds
Axle International BV	Nieuwe Uitleg 28	S-Gravenhage	Netherland (The Hague)	RG Console S/N 6005 & 6011
Cardiocentro Ticino (Care of Salipharm GmbH)	Via Tesserete 48	Lugano	Switzerland	RG Console S/N 6007
London Chest Hospital	Bonner Road	London	England	RG Console S/N 6008 & 6009
PLC Systemas Medicos Internacionais (Deutschland) GmbH	Borsteler Chaussee 55	Hamburg	Germany
IZASA, SA	Aragoneses 15	Madrid	Spain	RG Console S/N 6010
Endovascular-Dispositivos Médicos	LDA, Praceta Ferreira de Mira, 1 A/B, 2820-273	Charneca de Caparica	Portugal	RG Console S/N 6012
Hsin Tung Medical China / Taiwan Distributor	Building 205-217 Jinshang Rd.	Xramen	China	RG consoles S/N 6013 & 6014
Centro Cardioloico Monzino (Care of	University of Milan	Milan	Italy	RG Consoles S/N 6024, 6025, 6026

Name	Address	City	State	Contents
Artech)
PLC Medical Systems, Inc. (US Clinical Sites)	459 Fortune Blvd.	Milford, MA	USA	RG Consoles S/N 6073, 6200, 6202, 6203, 6214, 6218, 6219, 6221, 6222, 6223, 6224, 6225, 6226, 6227, 6242
Yokohama Sakae Kyosai Hospital	132 Katsura-cho	Yokohama	Japan	RG Console S/N 6208
New Zealand Medical & Scientific	2A Fisher Crescent	Auckland	New Zealand	RG Console S/N 6081
Australasian Medical & Scientific Limited	19-21 Gibbes St	Chatswood	Australia	RG Console S/N 6086

Schedule J

External Manufacturing Agreement dated June 4, 2010 by and between PLC Medical System, Inc. and Cogmedix, Inc.

Lease dated June 19, 1996 by and between CRP-2 Forge, LLC and PLC Medical Systems, Inc., as amended by that certain Amendment to Lease dated June 20, 2001, as further amended by that certain Second Amendment to Lease dated as of October 1, 2004, as further amended by that certain Third Amendment to Lease dated May 22, 2009

Asset Purchase Agreement dated November 5, 2010 by and among Novadaq Corp., PLC Systems Inc., PLC Medical Systems, Inc., PLC Sistemas Medicos Internacionais (Deutschland) GmbH and, solely for the purpose of Section12.20 thereto, Novadaq Technologies Inc.

Transition Services Agreement dated February 1, 2011 by and among Novadaq Corp., PLC Systems Inc., PLC Medical Systems, Inc. and PLC Sistemas Medicos Internacionais (Deutschland) GmbH

Industrial Lease dated June 7, 2011 by and between Milford Spec Realty, LLC and PLC Medical Systems, Inc.

SCHEDULE 1

GUARANTORS

The following are the names, notice addresses and jurisdiction of organization of each Guarantor.

		COMPANY
	JURISDICTION OF	OWNED BY
	INCORPORATION	PERCENTAGE

PLC MEDICAL SYSTEMS INC.	DELAWARE	100%

PLC SYSTEMAS MEDICOS INTERNACIONAIS (DEUTSCHLAND) GMBH	Germany	100%

c/o PLC Systems Inc.

459 Fortune Boulevard

Milford, MA 01757

Attention:  Chief Executive Officer and Chief Financial Officer

With a copy to (which shall not constitute notice):

Neil H. Aronson

Gennari Aronson, LLP

250 First Avenue

Needham, MA 02494

Schedule 2(f)

New Intellectual Property

US Patents Applications Pending:

Serial Number	Title	Filing Date
13/134,398	Patient Hydration Method to prevent renal damage from any toxin	6/6/11

European Patent Applications Pending:

Serial Number	Title	Filing Date
10736124.8	Fluid Replacement Device- user interface and additional scale	7/28/11